1 INDEX LICENSE AGREEMENT AMENDMENT THIS INDEX LICENSE AGREEMENT AMENDMENT (this “Amendment”) is made as of September 18, 2024 (the “Effective Date”), by and between Global X Management Company LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Licensor”), and Global X Funds, a Delaware statutory trust (the “Licensee”). Licensor and Licensee are referred to in this Agreement singly as a “Party” and collectively as the “Parties.” WHEREAS, the Parties have entered into an Index License Agreement dated April 15, 2022, as amended (the “Original Agreement”) and pursuant to Section 8 of the Original Agreement the Parties wish to amend Exhibit A and Exhibit B thereto pursuant to the conditions set forth herein; NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows: 1. Exhibit A and Exhibit B are hereby deleted in their entirety and replaced with Exhibit A and Exhibit B hereto. 2. The Licensor and Licensee contact information in Section 5 are deleted and replaced with the following: To Licensor: Global X Management Company LLC Attn: Ryan O’Connor Address: 605 Third Avenue, 43rd Floor, New York, NY 10158 Email: ROConnor@globalxetfs.com To Licensee: Global X Funds Attn: Jasmin Ali Address: 605 Third Avenue, 43rd Floor, New York, NY 10158 Email: legalnotices@globalxetfs.com 3. Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Original Agreement. In the event of a conflict between the terms hereof and the Original Agreement, this Amendment shall control. 4. As hereby amended and supplemented, the Original Agreement shall remain in full force and effect. 5. The Original Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto. IN WITNESS WHEREOF, the undersigned have duly executed this Index License Agreement Amendment as of the day and year first above written. Global X Management Company LLC Global X Funds By: By: Name: Jasmin Ali Name: Jasmin Ali Title: General Counsel Title: Secretary Docusign Envelope ID: 5BF5E89D-469B-472D-B677-6DB7E8EAED9B

2 EXHIBIT A Global X PropTech Index Global X U.S. Cash Flow Kings 100 Index Global X U.S. High Yield Preferred Index Global X Defense Tech Index Global X Infrastructure Development ex-U.S. Index Global X U.S. Electrification Index Docusign Envelope ID: 5BF5E89D-469B-472D-B677-6DB7E8EAED9B

3 EXHIBIT B Global X PropTech ETF Global X U.S. Cash Flow Kings 100 ETF Global X SuperIncome™ Preferred ETF Global X Defense Tech ETF Global X Infrastructure Development ex-U.S. ETF Global X U.S. Electrification ETF Docusign Envelope ID: 5BF5E89D-469B-472D-B677-6DB7E8EAED9B